GUIZHOU XINGYI RURAL COOPERATION BANK

No.: Xing Nong He Yin (2011) Nian Bao Dai Zi No.055

Exhibit 10.10

Gurantee Agreement (English Translation)
Surety: Guizhou Dingshengxing Guarantee& Investment Co., Ltd. Creditor: Guizhou Xingyi Rural Cooperative Bank

Guizhou Xingyi Rural Cooperation Bank
Guarantee Agreement

Surety (“Party A”): Guizhou Dingshengxin Guarantee & Investment Co., Ltd.
 Address: Room G8, 24/F, Guiyang Hotel, Yunyan District, Guiyang, Guizhou
ID card No. or Organization Code: 77533646-6

Creditor (“Party B”): Guizhou Xingyi Rural Cooperative Bank

In order to secure the performance of the Working Capital Loan Contract (the “Master Contract”) [No.: Xing Nong He Yin (2011) Nian Liu Dai Zi No.055] concluded between Qian Xi Nan Aosen Forestry Company, Limited. (the “Debtor”) and Party B, and the realization of Party B’s claim, Party A is willing to offer the joint and several guaranty to the debt formed on the master contract between the Debtor and Party B. In accordance with pertinent laws, regulations and rules, Party A and Party B, upon consensus reached through consultation, make and enter into this Contract for mutual compliance.

Article 1 Mode of guarantee

Party A offers the joint and several guarantee liability.
Party A confirms that where the Debtor fails to discharge the debt as stipulated in the master contract, regardless of whether Party B possesses other guaranties (including but not limited to such modes of guarantee as guaranty, mortgage, pledge, bond, etc.) to the debt under the master contract, Party B shall have the right to demand Party A directly to undertake the guarantee liability to the extent of its guarantee.

Article 2 Scope of guarantee

Principal of the claim (in words) TWENTY FOUR MILLION ONLY and interests (including the compound interests and penalty interests), penalties, compensation and related fees advanced by Party B, and all expenses incurred to Party B for the realization of the claim (including but not limited to the legal costs, arbitration fee, property preservation expenses, attorney’s fees, traveling expenses, execution fees, evaluation fees, auction fees, etc.)

Article 3 Term of guarantee

From the effective date of this Contract to the date two years after the expiry date of the performance period of the debt under the master contract. Where Party B agrees on the extension of the claim upon maturity of the loan, the term of guarantee shall expire on the date two years after the expiry date of the performance period of the debt re-stipulated in the extension agreement.

Article 4 Modification of the secured master contract

Party A confirms that any modification of articles of the master contract upon consensus between Party B and the Debtor shall be deemed as having acquired the prior consent of Party A, which cannot exempt Party A from its guarantee liability, with the exception that the amount of the principal of the claim is increased. Modification of the term of the master contract by the Creditor and the Debtor (including the extension under the letter of credit) shall not be subject to the consent of the Surety, but the Surety shall assume the guarantee liability continuously pursuant to the scope of guarantee set in this Contract, and the term of guarantee shall remain valid till the full repayment of the principal and interests or be extended accordingly.

Article 5 Severability of contract validity

This Contract is the ancillary contract of the master contract. Where the master contract is deemed as invalid, Party A is willing to undertake the joint and several guarantee liability to the debt resulting from the Debtor’s property return or loss compensation.

Article 6 Guarantee ability

During the term of guarantee, where Party A loses or will probably loss the guarantee ability, or the legal person or other organizations as a surety undergoes contract, lease, combination, M&A, co-investment, division, association, joint stock reform, or cancellation, Party A shall given a written notice to Party B in advance, and all the obligations hereunder shall be undertaken by the body after the aforesaid charge or the body that makes the cancellation decision to Party A. In the event that Party B believes that the body after the change does not have corresponding guarantee ability, Party A or the body that makes the cancelation decision shall offer new acceptable guaranty to Party B, and conclude corresponding guarantee contract.

During the term of guarantee, Party A, without the prior written consent of Party B, shall not offer guaranty above 100% of the amount of the net assets in its last annual financial statements to any third party.

Article 7 Supervision to surety

During the term of the guarantee, Party B shall have the right to know Party A’s production and operation, financial activities, industrial and commercial registration, tax registration, tax payment and operation of related enterprises, and conduct investigation, also have the right to require Party A to provide related planning, statistics, financial statements, etc., and Party A shall:

(1) Provide related financial materials and production and operation materials as required by Party B, and be held liable for the authenticity, integrity and validity of the materials provided;

(2) Provide the industrial and commercial registration information as required by Party B, and offer conveniences to Party B for the investigation of the industrial and commercial registration in the name of Party A;

(3) Provide the tax registration and payment information as required by Party B, and offer conveniences to Party B for the investigation of the tax registration in the name of Party A;

(4) Provide the list of major fixed assets as required by Party B, and offer conveniences to Party B for the investigation and verification of Party A’s immovable properties;

(5) Provide the list of related enterprises and copies of the business license of the enterprises, and the list of shareholders or contributors as required by Party B;

(6) Provide the list of Party A’s external investments and current status as required by Party B; and

(7) Provide the list of Party A’s external guaranty, lease and donation as required by Party B.

Article 8 Early assumption of guarantee liability

During the term of guarantee, where Party B declares early maturity of the debt as stipulated in the master contract, Party B shall have the right to require Party A to undertake the joint and several guarantee liability.

Article 9 Transfer and collection of amount payable

As for the amount payable to which Party A undertakes the joint and several payment liability, Party A irrevocably authorizes Party A to transfer and collect from its account opened by Party A with Party B and its branches. The stipulation of this article shall be taken as Party A’s irrevocable authorization to Party B on its direct transfer and collection of amount for the repayment of the loan principal and interests.

Article 10 Miscellaneous

1. During the term of guarantee, such cases of the Debtor as combination, division, joint stock reform, capital increase or decrease, co-investment, association, or rename shall not reduce Party A’s guarantee liability or exempt Party A from the guarantee liability.

2. The Surety shall be obligated to supervise the Debtor’s use of the loan.

3. The Surety has fully recognized the interest rate risk, and is willing to undertake the increased guarantee liability due to the fluctuation of interest rate where the floating interest rate is adopted in the master contract.

4. ____________________________________________________.

Article 11 Dispute resolution

Any disputes arising from the contract performance shall be settled through negotiation. Should no consensus be reached, Method 1 below shall be adopted for solution:

1. Take legal action at the people’s court of the place where Party B is located;

2. Submit it to ______arbitration commission for arbitration.

During the litigation or arbitration period, articles of the part irrelevant to the disputes shall be performed continuously.

Article 12 Effectiveness

This Contract shall take effect after signed or sealed by Party A and Party B.

Article 13 This Contract shall be made in triplicate, with Party A, Party B and the Debtor each holding one.

The Surety has read the aforesaid articles carefully, and the Creditor has construed articles of the Contract upon request of the Surety, and performed the obligation of giving reasonable prompt and explanation. The Surety has know the meanings, and has no objection to contents of the articles hereof.

Party A:	Party B:
Legal Representative (Principal)	Legal Representative (Principal)
Or Authorized Representative (Signature or Seal):	Or Authorized Representative (Signature or Seal): Zhou
Lunqi
Handling Person: Feng Lijiang
30 April 2011	30 April 2011

Guizhou Dingshengxin Guarantee& Investment Co., Ltd.	Guizhou Xingyi Rural Cooperation Bank	Seal
Xi’nanzhou Branch	for Contracts